UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

March 15, 2016
Date of Report (date of earliest event reported)

COPART, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-23255	94-2867490
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

14185 Dallas Parkway, Suite 300
Dallas, Texas 75254
(Address of principal executive offices, including zip code)

(972) 391-5000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION INCLUDED IN THIS REPORT
Section 1 — Registrant's Business & Operations
Item 1.01 Entry Into Material Definitive Agreements.
On March 15, 2016, Copart, Inc. (“Copart”) entered into a First Amendment to Credit Agreement (the “Amendment to Credit Agreement”) by and among Copart, certain subsidiaries of Copart party thereto, the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent. The Amendment to Credit Agreement amends certain terms of the Credit Agreement, dated as of December 3, 2014 (the “Credit Agreement”), by and among Copart, the lenders from time to time party thereto, and Wells Fargo Bank, National Association, as administrative agent.
The Amendment to Credit Agreement provides for (a) an increase in the secured revolving credit commitments by $50.0 million, bringing the aggregate principal amount of the revolving credit commitments under the Credit Agreement to $350.0 million, (b) a new secured term loan in the aggregate principal amount of $93.4 million having a maturity date of March 15, 2021, and (c) an extension of the termination date of the revolving credit facility and the maturity date of the existing term loan under the Credit Agreement from December 3, 2019 to March 15, 2021. The Amendment to Credit Agreement extended the amortization period for the existing term loan under the Credit Agreement, and decreased the quarterly amortization payments for that loan.
Copart borrowed the entire $93.4 million principal amount of the new term loan concurrent with the closing of the Amendment to Credit Agreement. The Amendment to Credit Agreement reduced the pricing levels under the Credit Agreement to a range of 0.15% to 0.30% in the case of the commitment fee, 1.125% to 2.00% in the case of the applicable margin for LIBOR loans, and 0.125% to 1.00% in the case of the applicable margin for base rate loans, in each case depending on Copart’s consolidated total net leverage ratio.
The principal purposes of these financing transactions were to increase the size and availability under Copart’s revolving facility and to provide additional long term financing. Copart intends to use the proceeds of today’s financing, in addition to availability under the secured revolving loan facility, for general corporate purposes, including working capital and capital expenditures as well as potential share repurchases, acquisitions, or other investments relating to Copart’s expansion strategies in domestic and international markets.
Section 2 — Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
10.1
First Amendment to Credit Agreement, dated as of March 15, 2016, by and among Copart, Inc., the subsidiaries of Copart, Inc. party thereto, the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent.

Forward Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the use of proceeds of today’s financing. Forward-looking statements involve substantial risks and uncertainties that may cause actual events or results to differ materially from currently anticipated events or results such as Copart’s ability to generate sufficient cash flow to timely service its indebtedness; Copart’s ability to adhere to the negative covenants and restrictions contained in the financing documents; working capital requirements; and the timing and size of any future acquisitions or share repurchases, if any.  In addition, Copart’s business is subject to numerous risks and uncertainties, including, among others, risks relating to vehicle supplier and customer acquisition and maintenance; risks associated with international operations; and risks associated with online operations, including cyber-attacks and credit card fraud.  Information on these and additional risks, uncertainties, and other information affecting our business and operating results are contained in Copart’s filings with the Securities and Exchange Commission, including risks and uncertainties identified in our Quarterly Report on Form 10-Q for the quarter ended January 31, 2016. You should review these risk factors carefully. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Copart does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:     March 17, 2016                 COPART, INC.

By:	/s/ Paul A. Styer
Paul A. Styer
Senior Vice President, General Counsel, and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
10.1
First Amendment to Credit Agreement, dated as of March 15, 2016, by and among Copart, Inc., the subsidiaries of Copart, Inc. party thereto, the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent.